Exhibit 5.1

LEBOEUF, LAMB, GREENE & MACRAE

L.L.P.

A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

NEW YORK	260 Franklin Street	LONDON

WASHINGTON, D.C.	Boston, MA 02110-3173	(A LONDON-BASED MULTINATIONAL PARTNERSHIP)
ALBANY	(617) 748-6800	PARIS
BOSTON	FACSIMILE: (617) 439-0341	BRUSSELS
DENVER		JOHANNESBURG (PTY) LTD.
HARRISBURG		MOSCOW
HARTFORD		RIYADH (AFFILIATED OFFICE)
HOUSTON		TASHKENT
JACKSONVILLE		BISHKEK
LOS ANGELES		ALMATY
NEWARK		BEIJING
PITTSBURGH
SALT LAKE CITY
SAN FRANCISCO

October 7, 2003

Unitil Corporation

6 Liberty Lane West

Hampton, New Hampshire 03842-1720

Re: Unitil Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Unitil Corporation, a New Hampshire corporation (the “Registrant”), in connection with the Registration Statement on Form S-3 (File No. 333-108349) (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to an offering (the “Offering”) of shares of the Registrant’s common stock, no par value (the “Common Stock”), by the Registrant (such shares of Common Stock, including any shares that may be sold upon exercise of the underwriters’ over-allotment option and any additional shares that may be registered in accordance with Rule 462(b) under the Securities Act for sale in the Offering, the “Shares”).

In connection with this opinion, we have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction) of such documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for the purposes of this opinion.

In expressing the opinion set forth below, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of all such latter documents. As to any facts material to this opinion, we have relied upon the aforesaid documents, corporate records, certificates and instruments and inquiries of Registrant representatives.

Based upon the foregoing, we are of the opinion that upon the issuance and delivery against payment therefor in accordance with the terms of the underwriting agreement (a form of which is filed as Exhibit 1 to the Registration Statement), the Shares will be duly authorized, validly issued, fully paid and non-assessable under the laws of the State of New Hampshire.

Unitil Corporation

October 7, 2003

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Securities Act relating to the Offering. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.